UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
February 2, 2007
Date of Report (Date of earliest event reported)
INDIA GLOBALIZATION CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32830 (Commission File Number)	20-2760393 (I.R.S. Employer Identification No.)
4336 Montgomery Ave., Bethesda, Maryland 20814
(Address of principal executive offices)            (Zip Code)
(301) 983-0998
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sale of Equity Securities
Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Share Subscription Cum Purchase Agreement
Debenture Subscription Agreement
Note and Warrant Purchase Agreement
Promissory Note
Warrant to Purchase Shares of Common Stock
Press Release

Item 1.01 Entry into a Material Definitive Agreement
Share Subscription Cum Purchase Agreement
     On February 2, 2007 , India Globalization Capital, Inc. (“IGC”) entered into a Share Subscription Cum Purchase Agreement (the “Purchase Agreement”) with MBL Infrastructures Limited (“MBL”) and R G Maheshwari , A K Lakhotia, Maruti Maheshwari, Aditya Maheshwari, Uma Devi Lakhotia, Shweta Maheshwari, Gokul Sales P Ltd and Jai Art N Image P Ltd (collectively, the “Promoters”), pursuant to which IGC will acquire (the “Acquisition”) 2,212,745 equity shares of MBL (the “Promoter Shares”) from the Promoters and an additional 9,519,949 newly-issued equity shares directly from MBL (the “New Shares”) so that at the conclusion of the transactions contemplated by the Purchase Agreement IGC will own 57% of the outstanding equity shares of MBL.
     MBL engages in road-building and maintenance projects in India, as well as managing road-building projects on a contract basis for national, state and local agencies. MBL recently entered the BOT segment of road-building in which the government of India awards contracts to companies that can Build out pieces of major highways, Own and operate them for periods between 20 and 30 years and then Transfer them back to the government. Revenues are generated throughout the term of these agreements through a regulated toll system that establishes a visible income stream and a return on investment based on a projected traffic volume for the various routes that are awarded.
     The Acquisition is expected to be consummated during the spring of 2007, after the required approval by IGC’s stockholders and the fulfillment of certain other conditions, as discussed in greater detail herein.
     The following description summarizes the material provisions of the Purchase Agreement. Stockholders should read carefully the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K. The Purchase Agreement contains representations and warranties which IGC, on the one hand, and MBL and the Promoters, on the other hand, have made to one another and are for the benefit of such parties only, and may not be relied upon by any other person. The assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in disclosure schedules to the Purchase Agreement. Although IGC does not believe the disclosure schedules contain information the securities laws require IGC to publicly disclose, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since the representations and warranties are subject in important part to the underlying disclosure schedules. The disclosure schedules contain nonpublic information. Information concerning the subject matter of the representations and warranties may change following the date of the Purchase Agreement, and subsequent information may or may not be fully reflected in IGC’s public disclosures.
     Purchase Price — Payment
     At closing, the purchase price for the Promoter Shares and the New Shares is INR1,399,947,107 (approximately USD$31,816,000 based on a current conversion ratio of USD$.022722 per INR1, payable as follows:
•	INR276,593,125 (roughly USD$6,286,000 at current exchange rates) in cash at closing for the Promoter Shares, representing a price per share of INR125 (roughly USD$2.84 at current exchange rates);

•	INR1,123,353,982 (roughly USD$25,530,000 at current exchange rates) in cash at closing for the New Shares, representing a price per share of INR118 (roughly USD$2.68 at current exchange rates), provided that roughly USD$3,000,000 shall be paid by the conversion of certain convertible debentures being purchased by IGC and described further below under the heading “Debenture Subscription Agreement”;
     Closing of the Acquisition
     The closing of the Acquisition will take place on a date mutually agreed upon by IGC, MBL and the Promoters, following the satisfaction of certain customary closing conditions, which date shall be no later than September 30, 2007 unless the parties agree to a later date.
     Representations and Warranties
     The Purchase Agreement contains customary representations and warranties that MBL and the Promoters made to IGC and which IGC made to MBL and the Promoters.
     Several of the representations and warranties of MBL and the Promoters are qualified by materiality or material adverse effect.

     Related Party Transactions
     Pursuant to the Purchase Agreement, after the closing of the Acquisition, IGC, or its representatives on the MBL board of directors, as applicable must approve any related party relationship that has or is likely to have an actual or potential effect on the financials of MBL.
     Indemnification
     MBL and the Promoters have agreed to hold IGC and its representatives, successors and permitted assigns harmless for any damages, whether as a result of any third party or otherwise, and which arise from or in connection with any breach by the Promoters or MBL of any representations, warranties, covenants or obligations under the Purchase Agreement. The Promoters have also agreed to hold MBL and its representatives, successors and permitted assigns harmless for any damages, whether as a result of any third party or otherwise, and which arise from or in connection with any breach by the Promoters of any representations, warranties, covenants or obligations under the Purchase Agreement.
     Conditions to the Completion of the Acquisition
     The obligations of IGC and the Promoters are subject to certain customary closing conditions, including the following:
•	no order or injunction enjoining the Acquisition;

•	no statute, rule, order or decree shall have been enacted or promulgated which would prohibit the Acquisition or limit the ownership of MBL;

•	receipt of certain consents;

•	IGC’s completion of due diligence to its satisfaction; and

•	the satisfaction by IGC of all other conditions for it to consummate a business combination.
As the fair market value of the Promoter Shares and New Shares acquired in the Acquisition will constitute less than 80% of the net assets of IGC at the time of the Acquisition, IGC will be required to simultaneously close on another acquisition where the fair market value of what is acquired in such acquisition, combined with the fair market value of the securities acquired in the Acquisition, is at least 80% of the net assets of IGC at the time of the acquisitions. As described in Item 8.01 below, IGC has entered into a non-binding agreement in principle with Chiranjjeevi Wind Energy Limited (“CWEL”) to acquire (the “CWEL Acquisition”) 24 MW of wind energy assets from CWEL. If IGC can consummate the CWEL Acquisition concurrently with the Acquisition, the two transactions combined should satisfy the 80% threshold.
     Termination
     The Purchase Agreement may be terminated prior to the closing of the Acquisition, as follows:
•	at any time, by mutual written agreement;

•	by IGC, if it is not satisfied with its due diligence review of MBL by February 28, 2007;

•	at any time after September 30, 2007, the Agreement terminates automatically if the closing shall not have occurred and the parties have not agreed to extend the deadline for closing.
     Effect of Termination
     In the event the purchase agreement is terminated:

•	IGC is obligated to return or destroy all document and work papers obtained from MBL or the Promoters;

•	certain confidentiality obligations will survive closings; and

•	no party shall be relieved of any liability for willful breach of the Purchase Agreement.
     Election of Officers and Directors
     Pursuant to the Purchase Agreement,
•	the Promoters and IGC will each have the right to designate representatives on MBL’s board of directors, but the Promoters will have the right to designate a majority of the directors and the chairman;

•	A.K. Lakhotia and Maruti Maheshwari will be designated as the Managing Director and the Executive Director of MBL; and

•	IGC will be entitled to designate the chief financial officer of MBL.
     Following the closing of the Acquisition, the Promoters have also agreed to vote their shares in favor of any action taken by IGC to elect or replace its nominees to the Board of Directors.
Debenture Subscription Agreement
     On February 2, 2007, concurrently with the execution of the Purchase Agreement, IGC entered into a Debenture Subscription Agreement (the “Debenture Agreement”) with MBL and the Promoters, pursuant to which IGC will purchase (the “Debenture Purchase”) approximately USD$3,000,000 in convertible debentures of MBL (the “Debentures”) bearing interest at a rate of 8% per annum. The funds paid by IGC for the Debentures are intended to provide working capital for MBL during the period that IGC attempts to secure approval for the Acquisition.
     The following description summarizes the material provisions of the Debenture Agreement. Stockholders should read carefully the Debenture Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K. The Purchase Agreement contains representations and warranties which IGC, on the one hand, and MBL and the Promoters, on the other hand, have made to one another and are for the benefit of such parties only, and may not be relied upon by any other person. The assertions embodied in the representations and warranties contained in the Debenture Agreement are qualified by information in disclosure schedules to the Debenture Agreement. Although IGC does not believe the disclosure schedules contain information the securities laws require IGC to publicly disclose, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Debenture Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since the representations and warranties are subject in important part to the underlying disclosure schedules. The disclosure schedules contain nonpublic information. Information concerning the subject matter of the representations and warranties may change following the date of the Debenture Agreement, and subsequent information may or may not be fully reflected in IGC’s public disclosures.
     Purchase Price — Payment
     At closing, the purchase price for the Debentures is the equivalent in Rupees of USD$3,000,000 (currently approximately INR132,030,631) payable in cash.
     Debenture Terms
     The Debentures bear interest at the rate of 8% per annum. Upon the consummation of the Acquisition, the principal amount of the Debentures plus all accrued interest will convert into New Shares at a rate of INR118 per

New Share. In the event that the Purchase Agreement terminates and the Acquisition does not occur, IGC may convert the Debentures into redeemable preference shares of MBL (“Preference Shares”) at a rate of INR118 per Preference Share, which Preference Shares will have a preferential right of dividend of 8% per annum. The Preference Shares may be redeemed by IGC at any time, and to the extent that MBL lacks sufficient funds to redeem the Preference Shares, the Promoters have undertaken to make additional equity investments in MBL to fund the redemption of the Preference Shares.
     Obligation to Purchase Additional Debentures
     In the event that IGC does not obtain the requisite shareholder approvals for the Acquisition by April 30, 2007, it is required to purchase an additional USD$3,000,000 in Debentures or the Purchase Agreement will terminate.
     Closing of the Acquisition
     The closing of the Debenture Acquisition will take place on February 15, 2007, following the satisfaction of certain customary closing conditions.
     Representations and Warranties
     The Debenture Agreement contains customary representations and warranties that MBL and the Promoters made to IGC and which IGC made to MBL and the Promoters.
     Several of the representations and warranties of MBL and the Promoters are qualified by materiality or material adverse effect.
     Indemnification
     The Debenture Agreement provides for indemnification of IGC and MBL on terms substantially similar to those of the Purchase Agreement.
     Election of Directors
     Pursuant to the Debenture Agreement, IGC is entitled to elect one director to the MBL board, to serve until the later of the closing of the Acquisition, the redemption of the Debentures and September 30, 2007.
Item 3.02 Unregistered Sale of Equity Securities
     To fund IGC’s purchase of the Debenture, on February 5, 2007 IGC entered into a Note and Warrant Purchase Agreement dated as of February 5, 2007 (the “Warrant Agreement”) with Oliveira Capital, LLC (“Oliveira”) pursuant to which IGC sold Oliveira a Promissory Note (“Note”) in the principal amount of $3,000,000 and a warrant (the “Warrant”) to purchase up to 425,000 shares of common stock of IGC (the “Warrant Shares”) at an initial exercise price of $5.00 per share.
     The Note bears interest at a rate of 8% per annum and is due and payable in full upon the earlier of February 5, 2008 and the date on which IGC consummates a business combination. The Note is secured by the Debentures pursuant to a Pledge Agreement. The Warrant has substantially the same terms as the warrants included in the units sold by IGC in connection with its initial public offering in March 2006. The Warrant is exercisable during the period commencing on the consummation of IGC of a business combination and ending on March 2, 2011
     In connection with the above-described transaction, IGC agreed to allow Oliveira to register the resale of the Warrant Shares as part of a subsequent registration statement relating to securities of the Company, subject to certain specified exceptions. The private placement of the Note and Warrant to Oliveira were completed in accordance with exemptions from the registration requirements of the Securities Act that are afforded by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.
Item 7.01 Regulation FD Disclosure
     The information contained in this Item 7.01 shall not be deemed to be incorporated by reference in any filings under the Securities Act of 1933, as amended.
Press Release
     On February 12, 2007, IGC issued a press release announcing it had entered into the Purchase Agreement and the Debenture Agreement with MBL and the Promoters and had reached the agreement in principle with CWEL. A copy of the press release is attached hereto as Exhibit 99.1.
Additional Information
     Stockholders of IGC, and other interested persons, are advised to read, when available, IGC’s preliminary proxy statement and definitive proxy statement (collectively, “Proxy Statements”) in connection with IGC’s solicitation of proxies for the special meeting of stockholders to be held in connection with the Acquisition because these Proxy Statements will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the Acquisition. The Proxy Statements, once available, can also be obtained without charge at the Securities and Exchange Commission’s internet site at (http://www.sec.gov). Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing requests to: India Globalization Capital, Inc., 4336 Montgomery Ave., Bethesda, Maryland 20814.
     IGC and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of IGC stockholders to be held to approve the Acquisition. Information regarding IGC and its directors and executive officers is available in IGC’s Annual Report on Form 10-KSB for the year ended March 31, 2006, filed with the Securities and Exchange Commission on June 29, 2006, as amended by Form 10-KSB/A filed with the Securities and Exchange Commission on August 31, 2006, and such information will be available in the Proxy Statements. No person other than IGC has been authorized to give any information or to make any representations on behalf of IGC or MBL in connection with the Acquisition, and if given or made, such other information or representations must not be relied upon as having been made or authorized by IGC.
Item 8.01 Other Events.
     On February 6, 2007, IGC entered into a non-binding agreement in principle with CWEL MOU for the acquisition of 24 MW in wind energy assets which includes the acquisition of land, all licenses, environmental clearances, and equipment. Under the proposal, CWEL will also operate and maintain the wind energy farm.
     CWEL was founded in 1997 and is a manufacture and supplier of wind operated electricity generators, towers and turnkey implementers of wind energy farms.

Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

10.1	Share Subscription Cum Purchase Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons “named as Promoters therein”

10.2	Debenture Subscription Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons named as Promoters therein

10.3	Note and Warrant Purchase Agreement dated February 5, 2007 by and among India Globalization Capital, Inc. and Oliveira Capital, LLC

10.4	Promissory Note dated February 5, 2007 in the initial principal amount for $3,000,000 issued by India Globalization Capital, Inc. to Oliveira Capital, LLC

10.5	Warrant to Purchase Shares of Common Stock of India Globalization Capital, Inc. issued by India Globalization Capital, Inc. to Oliveira Capital, LLC

99.1	Press Release dated February 12, 2007, announcing the execution of the Share Subscription Cum Purchase Agreement, Debenture Subscription Agreement and Warrant Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.
Date: February 12, 2007	By:	/s/ Ram Mukunda
		Name:	Ram Mukunda
		Title:	President and Chief Executive Officer

Exhibit Index

10.1	Share Subscription Cum Purchase Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons “named as Promoters therein”

10.2	Debenture Subscription Agreement dated February 2, 2007 by and among India Globalization Capital, Inc., MBL Infrastructures Limited and the persons named as Promoters therein

10.3	Note and Warrant Purchase Agreement dated February 5, 2007 by and among India Globalization Capital, Inc. and Oliviera Capital, LLC

10.4	Promissory Note dated February 5, 2007 in the initial principal amount for $3,000,000 issued by India Globalization Capital, Inc. to Oliviera Capital, LLC

10.5	Warrant to Purchase Shares of Common Stock of India Globalization Capital, Inc. issued by India Globalization Capital, Inc. to Oliviera Capital, LLC

99.1	Press Release dated February 12, 2007, announcing the execution of the Share Subscription Cum Purchase Agreement, Debenture Subscription Agreement and Warrant Agreement